UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): August 7, 2023

Valaris Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-08097	98-1589854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, 2 Church Street
Hamilton, Bermuda HM 11

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code 44 (0) 20 7659 4660

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value share	VAL	New York Stock Exchange
Warrants to purchase Common Shares	VAL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 7, 2023, Valaris Limited (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing its intent, subject to market conditions, to offer, with its wholly-owned subsidiary Valaris Finance Company LLC (together with the Company, the “Issuers”), $350 million in aggregate principal amount of additional 8.375% Senior Secured Second Lien Notes due 2030 (the “Additional Notes”) in a private placement to eligible purchasers (the “Offering”). The Company intends to use the net proceeds of the Offering to finance the aggregate purchase price of approximately $337 million (assuming a December 31, 2023 delivery date) for the drillships VALARIS DS-13 and VALARIS DS-14, which the Company intends to exercise its right to take delivery of on or prior to December 31, 2023, and for general corporate purposes. If the Company does not elect to exercise its right for either or both drillships, the Company intends to use the net proceeds of the Offering (not otherwise used to finance the purchase price of either drillship) for general corporate purposes.

The Additional Notes will constitute a further issuance of the Issuers’ 8.375% Senior Secured Second Lien Notes due 2030 in the aggregate principal amount of $700 million, which were issued on April 19, 2023 (the “Existing Notes”). The Additional Notes will form a single series with, and have the same terms (other than the initial offering price) as, the Existing Notes.

The press release attached hereto as Exhibit 99.1 shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The Additional Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws.

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts included in this Current Report on Form 8-K, are forward-looking statements. Forward-looking statements include words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and similar words and specifically include statements regarding the Offering and the use of proceeds therefrom. The forward-looking statements contained in this Current Report on Form 8-K are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated. Each forward-looking statement speaks only as of the date of the particular statement, and the Company undertakes no obligation to update or revise any forward-looking statements, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued by the Company on August 7, 2023, announcing the commencement of the offering of the Additional Notes.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valaris Limited

Date: August 7, 2023	By:	/s/ Davor Vukadin
		Name:	Davor Vukadin
		Title:	Senior Vice President and General Counsel